Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)

Movietickets.com, Inc. (Delaware) (26.2%)

AMC Europe S.A. (France)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

LCE Lux HoldCo S.à r.l. (Luxembourg)

AMC Netherlands Holdco B.V. (Netherlands)

American Multi-Cinema, Inc. (Missouri)

Club Cinema of Mazza, Inc. (District of Columbia)

AMC License Services, Inc. (Kansas)

MEP Mainstreet Concessionaire, LLC (Missouri) (50%)

Premium Theater of Framingham, Inc. (Massachusetts)

Universal Cineplex Odeon Joint Venture (Florida) (50%)

Loews Theatre Management Corp. (Delaware)

Loews Kaplan Cinema Associates Partnership (New Jersey) (50%)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (50%)

Loews Cineplex U.S. Callco, LLC (Delaware)

Loews Mauritius Holding Company (Mauritius)

National Cinemedia, L.L.C. (Delaware) (18.5%)

AMC Card Processing Services, Inc. (Arizona)

Centertainment Development, Inc. (Delaware)

Midland-Empire Partners, LLC (Missouri) (50%)

Burbank Entertainment Village, L.L.C. (Delaware)

General Cinema International, Inc. (Delaware)

Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)

AMC Entertainment International, Inc. (Delaware)

AMC Theatres of Canada, Inc.

AMC Theatres of U.K. Limited (United Kingdom)